Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER SALES UP 29% TO $12.83 BILLION

SEATTLE—(BUSINESS WIRE)—July 26, 2012—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2012.

Operating cash flow was $3.22 billion for the trailing twelve months, compared with $3.21 billion for the trailing twelve months ended June 30, 2011. Free cash flow decreased 40% to $1.10 billion for the trailing twelve months, compared with $1.83 billion for the trailing twelve months ended June 30, 2011.

Common shares outstanding plus shares underlying stock-based awards totaled 468 million on June 30, 2012, consistent with 468 million one year ago.

Net sales increased 29% to $12.83 billion in the second quarter, compared with $9.91 billion in second quarter 2011. Excluding the $272 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 32% compared with second quarter 2011.

Operating income was $107 million in the second quarter, compared with $201 million in second quarter 2011. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $8 million.

Net income decreased 96% to $7 million in the second quarter, or $0.01 per diluted share, compared with net income of $191 million, or $0.41 per diluted share, in second quarter 2011. The second quarter 2012 includes $65 million of estimated net loss related to the acquisition and integration of Kiva Systems, Inc.

“Amazon Prime is now the best bargain in the history of shopping – that is not hyperbole,” said Jeff Bezos, founder and CEO of Amazon.com. “We successfully launched Prime seven years ago with free unlimited two-day shipping on one million items. The price of annual membership was $79. Since then, Prime selection has grown to 15 million items. We’ve also added 18,000 movies and TV episodes available for unlimited streaming. And we’ve added the Kindle Owners’ Lending Library – borrow 170,000 books for free with no due dates – it even includes all seven Harry Potter books. What hasn’t changed since we launched Prime? The price. It’s still $79. We’re very grateful to our Prime members, and thank them whole-heartedly for the business and for the word-of-mouth that has made this program grow.”

Highlights

•

Kindle Fire remains the #1 bestselling product across the millions of items available on Amazon.com since launch. Over this same period, the top 10 selling items on Amazon.com were digital products – Kindle, Kindle books, and accessories.

•

Kindle Owners’ Lending Library has grown to over 170,000 books available to borrow for free as frequently as a book a month, including many titles exclusive to Amazon. Additionally, customers can now borrow all seven Harry Potter books in English, French, Italian, German and Spanish.

•	During the quarter, 20 of our top 100 bestselling Kindle titles were from Kindle Direct Publishing authors.

•

Amazon expanded its catalog of title offerings for Prime Instant Video to more than 18,000 movies and TV episodes, announcing licensing agreements with Paramount Pictures and MGM, for titles including Braveheart, Forrest Gump, Mean Girls, Nacho Libre, Clueless, Moonstruck, Rain Man, Silence of the Lambs, Species, Stargate and many more.

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•

Amazon.com announced that Prime Instant Video is now available on the Xbox 360 console. Customers can now access Amazon video content through Kindle Fire, PlayStation 3, Mac or PC, or on a TV using either a compatible connected device such as a Blu-ray player or a Roku or directly on compatible Smart TVs.

•

Amazon’s LOVEFiLM, the leading European film and TV subscription service, announced new multi-year agreements with Twentieth Century Fox Television Distribution and NBCUniversal International Television Distribution, providing LOVEFiLM members in the U.K. exclusive streaming access to movies and TV series from the studios, including Despicable Me, Green Zone, and Robin Hood. The agreements are the latest in a long line of exclusive content deals announced by LOVEFiLM, including agreements with Disney, Sony Pictures, Warner Bros., Entertainment One and STUDIOCANAL.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $7.33 billion, up 36% from second quarter 2011.

•

International segment sales, representing the Company’s U.K., German, Japanese, French, Chinese, Italian and Spanish sites, were $5.51 billion, up 22% from second quarter 2011. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 28%.

•	Worldwide Media sales grew 13% to $4.12 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 15%.

•

Worldwide Electronics and Other General Merchandise sales grew 38% to $8.16 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 42%.

•

Amazon.com announced that developers can now submit mobile apps for distribution through our upcoming appstore launches this summer on the Company’s U.K., German, French, Italian and Spanish sites. In just over one year, the Amazon Appstore on www.amazon.com has grown to tens of thousands of apps and games. For additional information, visit https://developer.amazon.com/welcome.html.

•

Amazon.com introduced “GameCircle,” an all-new gaming experience for Kindle Fire, and released a series of APIs for developers to add this new experience to their games. GameCircle offers gaming customers a series of features such as achievements, leaderboards, and sync that make gaming even more fun, convenient and social on Kindle Fire. The newly-released GameCircle APIs will help game developers quickly and easily integrate their games with GameCircle, allowing them to grow their business by reaching new customers and keeping them engaged. For additional information, visit http://amazon.com/gamecircle.

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AWS relaunched AWS Support with the expansion of free support for all AWS customers, a reduction in pricing on premium support plans and adding multiple new features to help customers better interact with and improve their use of AWS, including chat functionality and proactive alerts when opportunities exist to save money, improve system performance, or close security gaps. The price reduction marked the 20th time AWS has lowered prices since its launch in 2006. For additional information, visit http://aws.amazon.com/premiumsupport.

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Amazon announced the Amazon Career Choice Program, providing employees with a resource for building the job skills needed for today’s most in-demand and well-paying careers. For employees who’ve been with Amazon as little as three years, the program will pre-pay 95% of the cost of courses such as aircraft mechanics, computer-aided design, machine tool technologies, medical lab technologies, nursing, and many other fields.

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Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of July 26, 2012. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Third Quarter 2012 Guidance

•	Net sales are expected to be between $12.9 billion and $14.3 billion, or to grow between 19% and 31% compared with third quarter 2011.

•	Operating income (loss) is expected to be between $(350) million and $(50) million, down from $79 million in the comparable prior year period.

•

This guidance includes approximately $275 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. The new latest generation Kindle is the lightest, most compact Kindle ever and features the same 6-inch, most advanced electronic ink display that reads like real paper even in bright sunlight. Kindle Touch is a new addition to the Kindle family with an easy-to-use touch screen that makes it easier than ever to turn pages, search, shop, and take notes – still with all the benefits of the most advanced electronic ink display. Kindle Touch 3G is the top of the line e-reader and offers the same new design and features of Kindle Touch, with the unparalleled added convenience of free 3G. Kindle Fire is the Kindle for movies, TV shows, music, books, magazines, apps, games and web browsing with all the content, free storage in the Amazon Cloud, Whispersync, Amazon Silk (Amazon’s new revolutionary cloud-accelerated web browser), vibrant color touch screen, and powerful dual-core processor.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, and www.amazon.es. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

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AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011	2012	2011
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$2,288	$2,641	$5,269	$3,777	$2,047	$1,629

OPERATING ACTIVITIES:
Net income	7	191	137	391	377	1,038
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	485	244	942	446	1,579	766
Stock-based compensation	221	144	381	254	684	481
Other operating expense (income), net	32	41	79	74	158	129
Losses (gains) on sales of marketable securities, net	(2)	1	(4)	3	(10)	2
Other expense (income), net	(19)	(39)	(4)	(2)	(58)	(53)
Deferred income taxes	(43)	20	(81)	35	20	67
Excess tax benefits from stock-based compensation	(85)	(15)	(125)	(61)	(126)	(159)
Changes in operating assets and liabilities:
Inventories	(124)	(274)	622	69	(1,224)	(1,130)
Accounts receivable, net and other	(166)	(73)	580	286	(572)	(304)
Accounts payable	180	114	(4,078)	(2,535)	1,453	1,835
Accrued expenses and other	59	63	(470)	(119)	716	663
Additions to unearned revenue	382	257	779	467	1,376	805
Amortization of previously unearned revenue	(333)	(251)	(602)	(471)	(1,151)	(935)

Net cash provided by (used in) operating activities	594	423	(1,844)	(1,163)	3,222	3,205

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(657)	(433)	(1,043)	(731)	(2,123)	(1,374)
Acquisitions, net of cash acquired, and other	(624)	(469)	(673)	(608)	(770)	(921)
Sales and maturities of marketable securities and other investments	1,251	2,028	2,989	3,967	5,864	6,138
Purchases of marketable securities and other investments	(565)	(2,077)	(1,417)	(3,189)	(4,485)	(6,746)

Net cash provided by (used in) investing activities	(595)	(951)	(144)	(561)	(1,514)	(2,903)

FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	85	15	125	61	126	159
Common stock repurchased	—	—	(960)	—	(1,237)	—
Proceeds from long-term debt and other	123	34	190	123	242	197
Repayments of long-term debt, capital lease, and finance lease obligations	(141)	(140)	(293)	(251)	(483)	(398)

Net cash provided by (used in) financing activities	67	(91)	(938)	(67)	(1,352)	(42)

Foreign-currency effect on cash and cash equivalents	(19)	25	(8)	61	(68)	158

Net increase (decrease) in cash and cash equivalents	47	(594)	(2,934)	(1,730)	288	418

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,335	$2,047	$2,335	$2,047	$2,335	$2,047

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long term debt	$8	$3	$14	$6	$22	$12
Cash paid for income taxes (net of refunds)	20	(1)	39	6	66	35
Fixed assets acquired under capital leases	207	230	356	411	699	673
Fixed assets acquired under build-to-suit leases	15	97	31	166	125	219

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net product sales (1)	$10,791	$8,611	$22,040	$17,310
Net services sales (2)	2,043	1,302	3,979	2,460

Net sales	12,834	9,913	26,019	19,770

Operating expenses (3):
Cost of sales	9,488	7,525	19,515	15,133
Fulfillment	1,356	941	2,651	1,795
Marketing	537	341	1,017	667
Technology and content	1,082	698	2,027	1,278
General and administrative	232	166	432	300
Other operating expense (income), net	32	41	79	74

Total operating expenses	12,727	9,712	25,721	19,247

Income from operations	107	201	298	523

Interest income	10	16	22	31
Interest expense	(21)	(15)	(42)	(27)
Other income (expense), net	50	23	(49)	4

Total non-operating income (expense)	39	24	(69)	8

Income before income taxes	146	225	229	531

Provision for income taxes	(109)	(49)	(151)	(138)
Equity-method investment activity, net of tax	(30)	15	59	(2)

Net income	$7	$191	$137	$391

Basic earnings per share	$0.02	$0.42	$0.30	$0.87

Diluted earnings per share	$0.01	$0.41	$0.30	$0.85

Weighted average shares used in computation of earnings per share:
Basic	451	453	452	452

Diluted	458	460	459	460

(1) Represents revenue from the sale of products and related shipping fees and digital content where we are the seller of record.
(2) Represents third-party seller fees earned (including commissions) and related shipping fees, digital content subscriptions, and non-retail activities.
(3) Includes stock-based compensation as follows:

Fulfillment	$58	$32	$94	$56
Marketing	16	10	28	17
Technology and content	112	75	198	136
General and administrative	35	27	61	45

AMAZON.COM, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$7	$191	$137	$391

Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $17, $9, $(21) and $1	(151)	31	(14)	166
Change in unrealized gains on available-for-sale securities, net of tax of $1, $(2), $(2) and $3	(3)	5	2	(6)

Total other comprehensive income (loss)	(154)	36	(12)	160

Comprehensive income (loss)	$(147)	$227	$125	$551

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
North America
Net sales	$7,326	$5,406	$14,754	$10,871
Segment operating expenses (1)	6,982	5,192	14,061	10,367

Segment operating income	$344	$214	$693	$504

International
Net sales	$5,508	$4,507	$11,265	$8,899
Segment operating expenses (1)	5,492	4,335	11,200	8,552

Segment operating income	$16	$172	$65	$347

Consolidated
Net sales	$12,834	$9,913	$26,019	$19,770
Segment operating expenses (1)	12,474	9,527	25,261	18,919

Segment operating income	360	386	758	851
Stock-based compensation	(221)	(144)	(381)	(254)
Other operating income (expense), net	(32)	(41)	(79)	(74)

Income from operations	107	201	298	523
Total non-operating income (expense)	39	24	(69)	8
Provision for income taxes	(109)	(49)	(151)	(138)
Equity-method investment activity, net of tax	(30)	15	59	(2)

Net income	$7	$191	$137	$391

Segment Highlights:
Y/Y net sales growth:
North America	36%	51%	36%	48%
International	22	51	27	41
Consolidated	29	51	32	44
Y/Y segment operating income growth (decline):
North America	61%	7%	37%	7%
International	(91)	(16)	(81)	(21)
Consolidated	(7)	(5)	(11)	(7)
Net sales mix:
North America	57%	55%	57%	55%
International	43	45	43	45

	100%	100%	100%	100%

(1)	Represents operating expenses, excluding stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
North America
Media	$1,874	$1,585	$4,070	$3,470
Electronics and other general merchandise	4,937	3,496	9,710	6,799
Other (1)	515	325	974	602

Total North America	$7,326	$5,406	$14,754	$10,871

International
Media	$2,245	$2,075	$4,758	$4,147
Electronics and other general merchandise	3,224	2,398	6,426	4,684
Other (1)	39	34	81	68

Total International	$5,508	$4,507	$11,265	$8,899

Consolidated
Media	$4,119	$3,660	$8,828	$7,617
Electronics and other general merchandise	8,161	5,894	16,136	11,483
Other (1)	554	359	1,055	670

Total Consolidated	$12,834	$9,913	$26,019	$19,770

Y/Y Net Sales Growth:
North America:
Media	18%	20%	17%	19%
Electronics and other general merchandise	41	67	43	65
Other	58	85	62	80
Total North America	36	51	36	48

International:
Media	8%	34%	15%	23%
Electronics and other general merchandise	34	71	37	62
Other	14	25	19	20
Total International	22	51	27	41

Consolidated:
Media	13%	27%	16%	21%
Electronics and other general merchandise	38	69	41	64
Other	54	77	57	71
Total Consolidated	29	51	32	44

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	12%	20%	17%	14%
Electronics and other general merchandise	42	53	42	51
Other	20	13	23	12
Total International	28	36	30	31

Consolidated:
Media	15%	20%	17%	16%
Electronics and other general merchandise	42	62	42	59
Other	55	75	58	70
Total Consolidated	32	44	33	40

Consolidated Net Sales Mix:
Media	32%	37%	34%	39%
Electronics and other general merchandise	64	59	62	58
Other	4	4	4	3

	100%	100%	100%	100%

(1)	Includes non-retail activities, such as AWS in the North America segment, and miscellaneous marketing and promotional activities, our co-branded credit card agreements, and other seller sites in both segments.

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,335	$5,269
Marketable securities	2,635	4,307
Inventories	4,380	4,992
Accounts receivable, net and other	2,035	2,571
Deferred tax assets	408	351

Total current assets	11,793	17,490
Fixed assets, net	5,097	4,417
Deferred tax assets	26	28
Goodwill	2,521	1,955
Other assets	1,585	1,388

Total assets	$21,022	$25,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,072	$11,145
Accrued expenses and other	3,892	3,751

Total current liabilities	10,964	14,896
Long-term liabilities	2,553	2,625

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 476 and 473
Outstanding shares — 452 and 455	5	5
Treasury stock, at cost	(1,837)	(877)
Additional paid-in capital	7,573	6,990
Accumulated other comprehensive loss	(328)	(316)
Retained earnings	2,092	1,955

Total stockholders’ equity	7,505	7,757

Total liabilities and stockholders’ equity	$21,022	$25,278

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$3,205	$3,114	$3,903	$3,051	$3,222	1%
Purchases of fixed assets (incl. internal-use software & website development) — TTM	$1,374	$1,589	$1,811	$1,899	$2,123	54%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$1,831	$1,525	$2,092	$1,152	$1,099	(40%)
Free cash flow — TTM Y/Y growth	(8%)	(17%)	(17%)	(39%)	(40%)	N/A
Invested capital (1)	$8,551	$9,147	$9,680	$10,006	$10,250	N/A
Return on invested capital (2)	21%	17%	22%	12%	11%	N/A

Common shares and stock-based awards outstanding	468	469	468	464	468	0%
Common shares outstanding	454	455	455	450	452	0%
Stock-based awards outstanding	15	14	14	13	16	10%
Stock-based awards outstanding — % of common shares outstanding	3.2%	3.2%	3.0%	2.9%	3.6%	N/A

Results of Operations
Worldwide (WW) net sales	$9,913	$10,876	$17,431	$13,185	$12,834	29%
WW net sales — Y/Y growth, excluding F/X	44%	39%	34%	34%	32%	N/A
WW net sales — TTM	$40,278	$43,594	$48,077	$51,404	$54,325	35%
WW net sales — TTM Y/Y growth, excluding F/X	39%	39%	37%	37%	35%	N/A

Operating income	$201	$79	$260	$192	$107	(47%)
Operating income — Y/Y growth, excluding F/X	(36%)	(77%)	(48%)	(38%)	(34%)	N/A
Operating margin — % of WW net sales	2.0%	0.7%	1.5%	1.5%	0.8%	N/A
Operating income — TTM	$1,265	$1,076	$862	$732	$637	(50%)
Operating income — TTM Y/Y growth, excluding F/X	(7%)	(25%)	(44%)	(50%)	(50%)	N/A
Operating margin — TTM % of WW net sales	3.1%	2.5%	1.8%	1.4%	1.2%	N/A

Net income	$191	$63	$177	$130	$7	(96%)
Net income per diluted share	$0.41	$0.14	$0.38	$0.28	$0.01	(96%)
Net income — TTM	$1,038	$871	$631	$561	$377	(64%)
Net income per diluted share — TTM	$2.26	$1.89	$1.37	$1.22	$0.82	(64%)

Segments
North America Segment:
Net sales	$5,406	$5,932	$9,902	$7,427	$7,326	36%
Net sales — Y/Y growth, excluding F/X	50%	44%	37%	36%	36%	N/A
Net sales — TTM	$22,208	$24,014	$26,705	$28,667	$30,587	38%
Operating income	$214	$144	$285	$349	$344	61%
Operating margin — % of North America net sales	4.0%	2.4%	2.9%	4.7%	4.7%	N/A
Operating income — TTM	$986	$943	$933	$991	$1,120	14%
Operating income — TTM Y/Y growth, excluding F/X	9%	1%	(2%)	2%	14%	N/A
Operating margin — TTM % of North America net sales	4.4%	3.9%	3.5%	3.5%	3.7%	N/A

International Segment:
Net sales	$4,507	$4,944	$7,529	$5,758	$5,508	22%
Net sales — Y/Y growth, excluding F/X	36%	33%	29%	32%	28%	N/A
Net sales — TTM	$18,070	$19,580	$21,372	$22,737	$23,738	31%
Net sales — TTM % of WW net sales	45%	45%	44%	44%	44%	N/A
Operating income	$172	$116	$177	$49	$16	(91%)
Operating margin — % of International net sales	3.8%	2.4%	2.4%	0.9%	0.3%	N/A
Operating income — TTM	$888	$790	$640	$515	$359	(60%)
Operating income — TTM Y/Y growth, excluding F/X	(7%)	(23%)	(41%)	(49%)	(57%)	N/A
Operating margin — TTM % of International net sales	4.9%	4.0%	3.0%	2.3%	1.5%	N/A

Consolidated Segments:
Operating expenses (3)	$9,527	$10,616	$16,969	$12,787	$12,474	31%
Operating expenses — TTM (3)	$38,404	$41,860	$46,504	$49,899	$52,846	38%
Operating income	$386	$260	$462	$398	$360	(7%)
Operating margin — % of Consolidated sales	3.9%	2.4%	2.7%	3.0%	2.8%	N/A
Operating income — TTM	$1,874	$1,734	$1,573	$1,505	$1,480	(21%)
Operating income — TTM Y/Y growth, excluding F/X	1%	(11%)	(21%)	(22%)	(21%)	N/A
Operating margin — TTM % of Consolidated net sales	4.7%	4.0%	3.3%	2.9%	2.7%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$1,585	$1,927	$2,562	$2,197	$1,874	18%
Media — Y/Y growth, excluding F/X	19%	21%	8%	17%	18%	N/A
Media — TTM	$7,430	$7,767	$7,959	$8,270	$8,559	15%
Electronics and other general merchandise	$3,496	$3,635	$6,881	$4,772	$4,937	41%
Electronics and other general merchandise — Y/Y growth, excluding F/X	67%	56%	51%	44%	41%	N/A
Electronics and other general merchandise — TTM	$13,683	$14,992	$17,315	$18,784	$20,226	48%
Electronics and other general merchandise — TTM % of North America net sales	62%	62%	65%	66%	66%	N/A
Other	$325	$370	$459	$458	$515	58%
Other — TTM	$1,095	$1,255	$1,431	$1,613	$1,802	65%

Supplemental International Segment Net Sales:
Media	$2,075	$2,226	$3,447	$2,513	$2,245	8%
Media — Y/Y growth, excluding F/X	20%	17%	18%	22%	12%	N/A
Media — TTM	$8,772	$9,238	$9,820	$10,261	$10,431	19%
Electronics and other general merchandise	$2,398	$2,681	$4,032	$3,203	$3,224	34%
Electronics and other general merchandise — Y/Y growth, excluding F/X	53%	51%	41%	42%	42%	N/A
Electronics and other general merchandise — TTM	$9,162	$10,199	$11,397	$12,314	$13,139	43%
Electronics and other general merchandise — TTM % of International net sales	51%	52%	53%	54%	55%	N/A
Other	$34	$37	$50	$42	$39	14%
Other — TTM	$136	$143	$155	$162	$168	23%

Supplemental Worldwide Net Sales:
Media	$3,660	$4,153	$6,009	$4,710	$4,119	13%
Media — Y/Y growth, excluding F/X	20%	19%	14%	19%	15%	N/A
Media — TTM	$16,202	$17,005	$17,779	$18,531	$18,990	17%
Electronics and other general merchandise	$5,894	$6,316	$10,913	$7,975	$8,161	38%
Electronics and other general merchandise — Y/Y growth, excluding F/X	62%	54%	47%	43%	42%	N/A
Electronics and other general merchandise — TTM	$22,845	$25,191	$28,712	$31,098	$33,365	46%
Electronics and other general merchandise — TTM % of WW net sales	57%	58%	60%	60%	61%	N/A
Other	$359	$407	$509	$500	$554	54%
Other — TTM	$1,231	$1,398	$1,586	$1,775	$1,970	60%
Balance Sheet
Cash and marketable securities	$6,355	$6,326	$9,576	$5,715	$4,970	(22%)
Inventory, net — ending	$3,229	$3,770	$4,992	$4,255	$4,380	36%
Inventory turnover, average — TTM	11.3	10.8	10.3	10.4	10.1	(11%)
Fixed assets, net	$3,470	$3,999	$4,417	$4,653	$5,097	47%

Accounts payable — ending	$5,721	$6,552	$11,145	$6,886	$7,072	24%
Accounts payable days — ending	69	72	74	62	68	(2%)
Other
WW shipping revenue	$331	$360	$531	$461	$469	42%
WW shipping costs	$820	$918	$1,466	$1,129	$1,054	29%
WW net shipping costs	$489	$558	$935	$668	$585	20%
WW net shipping costs — % of WW net sales	4.9%	5.1%	5.4%	5.1%	4.6%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	43,200	51,300	56,200	65,600	69,100	60%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide – for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.diapers.com, www.endless.com, www.shopbop.com and www.zappos.com – as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:
Amazon.com Investor Relations	Amazon.com Public Relations
Sean Boyle, 206/266-2171	Mary Osako, 206/266-7180
www.amazon.com/ir